EXHIBIT 99(ii)

‘RELIABRAND® ANNOUNCES OFFICIAL LAUNCH OF ITS NEW ADIRI® NXGEN™ BABY BOTTLES AND INFANT FEEDING SYSTEM ACCESSORIES’

2012-07-25: (Kelowna, BC, Canada) –ReliaBrand™, a publicly traded company listed on the NASDAQ OTC Bulletin Board(“RLIA”), officially announced its much anticipated launch of the next generation of their award-winning Adiri® brand of baby bottles and infant feeding accessories. “We have worked hard to achieve this goal and we are thrilled to be able to offer our most innovative infant feeding products to date through this new Adiri® NxGen® branded product offering” said ReliaBrand® CEO Antal Markus.

The original Adiri® baby bottle was among the first to offer consumers a BPA-Free infant feeding experience in 2007 and went on to achieve more international design recognition than any other bottle in history.  The iconic “natural breast shape” and patented “petal vent” are among the infant feeding enhancement features that helped Adiri® earn the Gold Medical Design Excellence Award in 2008 and share top honors with the 'Apple ® iPod Touch®' from among 23,000 product entries from 58 countries at the annual D&AD Awards in 2008.  The original Adiri® earned a total of 17 international design recognitions and became a favorite of celebrity moms and was featured in the 2010 Jennifer Lopez film, “The Back-Up Plan”.

Since acquiring the Adiri® brand assets and intellectual property in early 2011, ReliaBrand™ has worked industriously towards developing and completing the new Adiri® NxGen™ infant feeding bottles and a new line of related product line accessories.  “We wanted to ensure the next generation of Adiri® met the incredibly high expectations consumers anticipate from the Adiri® brand.   We believe the Adiri® NxGen™ goes beyond even these unusually high design and functionality paradigms” ReliaBrand® CEO Markus remarked.  “We maintained the iconic breast shaped nipple and petal venting system that allows Adiri® to be touted as ‘the next best thing to breast-feeding’ while incorporating new innovations and functions.   The Adiri® NxGen™ is available in new sizes and colors and new interchangeable nipples in varying flow rates with fresh features such as a patented leak proof dust cover and the ability to transform the baby bottle into an Adiri® Sippy.   These and other new Adiri® NxGen™ features combined with our recent completion of an expanded line of Adiri® brand pacifiers, teething rings, sippy cups, training cups, transitional nurser’s and bottle brushes help transform the original Adiri® Nurser from a revolutionary baby bottle to a full-line infant feeding system” Markus clarified.

The official product launch to major retailers will be unveiled at the “2012 ABC KIDS EXPO” in Louisville, Kentucky October 14th-17th 2012.   The ABC (All Baby & Child) KIDS EXPO is currently the fastest growing trade show in the USA and the largest annual trade show in North America for juvenile industry manufacturers and retailers.  Prior to its confirmed 2012 attendance, the Adiri® brand last exhibited at the annual ABC KIDS EXPO in 2010 when it took home a coveted 2010 JPMA (Juvenile Product Manufacturer Association) Innovation Award. “The All Baby Expo is an ideal venue for us to demonstrate firsthand to major retailers what we mean when we say ‘All Babies Are Cute, Their Bottles Should Be Too™” Markus suggested.

About ReliaBrand™ and Adiri®      www.reliabrand.com

Located in Kelowna, B.C. Canada, ReliaBrand™ is a publicly traded company listed on the NASDAQ OTC Bulletin Board listed under the “RLIA” trading symbol.   ReliaBrand™ owns and manufactures the Adiri® brand of infant feeding products.  Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here and for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Jody Green at 310.552.5318.

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